Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Daniel E. Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gce.com

GRAND CANYON EDUCATION, INC. REPORTS

FIRST QUARTER 2026 RESULTS

PHOENIX, AZ., April 30, 2026—Grand Canyon Education, Inc. (NASDAQ: LOPE), (“GCE” or the “Company”), is a publicly traded education services company that currently provides services to 20 university partners. GCE provides a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE today announced financial results for the quarter ended March 31, 2026.

(more)

Grand Canyon Education, Inc. Reports First Quarter 2026 Results

For the three months ended March 31, 2026:

●	Service revenue for the three months ended March 31, 2026 was $308.8 million, an increase of $19.5 million, or 6.7%, as compared to service revenue of $289.3 million for the three months ended March 31, 2025. The increase year over year in service revenue was primarily due to an increase in university partner enrollments of 7.1% to 136,884 at March 31, 2026 as compared to 127,779 at March 31, 2025. Revenue per student decreased slightly between years primarily due to contract modifications with some of our university partners in which our revenue share percentage was reduced in exchange for us no longer reimbursing these partners for certain faculty costs which had the effect of reducing revenue per student and a slight decline year over year in revenue per student for online students due to the continued mix shift to students that have a slightly lower net tuition rate and a slight decline year over year in ground students which generate a higher revenue per student than online students. These decreases were partially offset by an additional day of revenue for the ground campus due to the start date shifting one day of revenue from the second quarter to the first quarter in 2026 which had a $1.0 million impact and the service revenue per student for accelerated Bachelor of Science in Nursing (“ABSN”) students at off-campus classroom and laboratory sites generating a significantly higher revenue per student than we earn under our agreement with GCU, as these agreements generally provide us with a higher revenue share percentage, the partners have higher tuition rates than GCU and the majority of our partners’ students take more credits on average per semester.
●	GCU enrollments increased to 132,354 at March 31, 2026, an increase of 6.9% over enrollments at March 31, 2025. University partner enrollments at our off-campus classroom and laboratory sites were 5,961, an increase of 18.6% over enrollments at March 31, 2025, which includes 1,431 and 1,021 GCU students at March 31, 2026 and 2025, respectively. Excluding sites that have been closed or are in teach out, total enrollments at our off-campus classroom and laboratory sites increased 20.3% between years. We opened five new sites in the year ended December 31, 2025 closed two sites in which we stopped recruiting new students in 2024 and merged two sites that were located in the same market bringing the total number of these sites to 47 at December 31, 2025, which has also positively impacted the enrollment growth. We plan to open one to two additional sites in the second half of 2026 while mutually agreeing with one partner to stop the recruiting of new students and begin teach outs at its three sites during the first quarter of 2026. Enrollments for GCU ground students were 21,948 at March 31, 2026, down slightly from 22,330 at March 31, 2025. The number of ground students has historically declined between the Fall and Spring semesters due to graduations significantly exceeding Spring new enrollments. GCU online enrollments were 110,406 at March 31, 2026, up from 101,443 at March 31, 2025, an increase of 8.8% between years.
●	Operating income for the three months ended March 31, 2026 was $95.5 million, an increase of $7.5 million, or 8.5%, as compared to $88.0 million for the same period in 2025. The operating margin for the three months ended March 31, 2026 and 2025 was 30.9% and 30.4%, respectively.
●	Income tax expense for the three months ended March 31, 2026 was $23.1 million, an increase of $3.3 million, or 16.9%, as compared to income tax expense of $19.8 million for the three months ended March 31, 2025. Our effective tax rate was 23.5% during the three months ended March 31, 2026 compared to 21.6% during the three months ended March 31, 2025. The effective tax rate increased year over year due to higher state income taxes and a decrease in excess tax benefits to $1.4 million as compared to $2.7 million in the three months ended March 31, 2026 and 2025, respectively. The inclusion of excess tax benefits and deficiencies as a component of our income tax expense increases the volatility within our provision for income taxes as the amount of excess tax benefits or deficiencies from share-based compensation awards are dependent on our stock price at the date the restricted stock awards vest. Our restricted stock awards vest in March each year so any benefit or expense will primarily impact the first quarter each year.
●	Net income for the three months ended March 31, 2026 was $75.3 million, an increase of $3.7 million, or 5.2% as compared to $71.6 million for the same period in 2025. As adjusted net income was $77.0 million and $73.3 million for the first quarters of 2026 and 2025, respectively.
●	Diluted net income per share was $2.80 and $2.52 for the first quarters of 2026 and 2025, respectively. As adjusted diluted net income per share was $2.86 and $2.57 for the first quarters of 2026 and 2025, respectively.

●	Adjusted EBITDA increased 8.5% to $110.7 million for the first quarter of 2026, compared to $102.0 million for the same period in 2025.

Liquidity and Capital Resources

Our liquidity position, as measured by cash and cash equivalents and investments decreased by $48.4 million between December 31, 2025 and March 31, 2026, which was largely attributable to cash expended for share repurchases and capital expenditures exceeding our cash provided by operations during the three months ended March 31, 2026. Our unrestricted cash and cash equivalents and investments were $251.7 million and $300.1 million at March 31, 2026 and December 31, 2025, respectively.

Grand Canyon Education, Inc. Reports First Quarter 2026 Results and Full Year Outlook 2026

2026 Outlook

Q2 2026:

●	Service revenue of between $260.0 million and $264.0 million;
●	Operating margin of between 20.1% and 21.3%;
●	Effective tax rate of 24.9%;
●	Diluted EPS of between $1.57 and $1.68; and
●	26.3 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.06 impact on diluted EPS. Thus, as adjusted, non-GAAP diluted income per share of between $1.63 and $1.74.

Q3 2026:

●	Service revenue of between $271.5 million and $278.5 million;
●	Operating margin of between 21.0% and 23.0%;
●	Effective tax rate of 24.9%;
●	Diluted EPS of between $1.72 and $1.91; and
●	26.1 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.06 impact on diluted EPS. Thus, as adjusted, non-GAAP diluted income per share of between $1.78 and $1.97.

Q4 2026:

●	Service revenue of between $329.0 million and $338.5 million;
●	Operating margin of between 36.4% and 38.2%;
●	Effective tax rate of 24.3%;
●	Diluted EPS of between $3.59 and $3.87; and
●	25.8 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.06 impact on diluted EPS. Thus, as adjusted, non-GAAP diluted income per share of between $3.65 and $3.93.

Full Year 2026:

●	Service revenue of between $1,169.3 million and $1,189.8 million;
●	Operating margin of between 27.8% and 29.0%;
●	Effective tax rate of 24.3%;
●	Diluted EPS between $9.69 and $10.26; and
●	26.2 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $6.4 million, which equates to a $0.24 impact on diluted EPS. Thus, as adjusted, non-GAAP diluted income per share of between $9.93 and $10.50.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of federal securities laws including information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; whether regulatory, economic, or business developments or other matters may or may not have a material adverse effect on our financial position, results of operations, or liquidity; projections, predictions, expectations, estimates, and forecasts as to our business, financial and operating results, and future economic performance; and management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, the negative of these expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause our actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements include, but are not limited to: (i) legal and regulatory actions taken against us related to our services business, or against our university partners that impact their businesses and that directly or indirectly reduce the service revenue we can earn under our master services agreements; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of any of the key university partner agreements; (iii) our ability to properly manage risks and challenges associated with strategic initiatives, including potential acquisitions or divestitures of, or investments in, new businesses, acquisitions of new properties and new university partners, and expansion of services provided to our existing university partners; (iv) our ability to comply with the extensive regulatory framework applicable to us either directly as a third-party service provider or indirectly through our university partners; (v) our ability to manage risks associated with epidemics, pandemics, or public health crises; (vi) our ability to manage risks resulting from system disruptions, interruptions, or outages associated with our technology platforms or those of third-party service providers; (vii) the ability of our university partners’ students to obtain federal Title IV funds, state financial aid, and private financing; (viii) potential damage to our reputation or other adverse effects as a result of negative publicity in the media, in the industry or in connection with governmental reports or investigations or otherwise; (ix) risks associated with changes in applicable federal and state laws and regulations and accrediting commission standards; (x) competition from other education service companies in our geographic region and market sector; (xi) our ability to hire and train new, and develop and train existing employees; (xii) the pace of growth of our university partners’ enrollment and its effect on the pace of our own growth; (xiii) fluctuations in our revenues due to seasonality; (xiv) our ability to, on behalf of our university partners, convert prospective students to enrolled students and to retain active students to graduation; and (xv) other risks and uncertainties identified from time to time in documents filed with the Securities and Exchange Commission (the “SEC”) by us, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 18, 2026.

Forward-looking statements speak only as of the date the statements are made.  You should not put undue reliance on any forward-looking statements.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.  This press release should be read in conjunction with the information included in our other press releases, reports and other filings with the SEC.  Understanding the information contained in these filings is important in order to fully understand GCE’s reported financial results and our business outlook for future periods.

Grand Canyon Education, Inc. Reports First Quarter 2026 Results

Conference Call

Grand Canyon Education, Inc. will discuss its first quarter 2026 results and full year 2026 outlook during a conference call scheduled for today, April 30, 2026 at 4:30 p.m. Eastern time (ET).

Live Conference Dial-In:

Those interested in participating in the question-and-answer session should follow the conference dial-in instructions below. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call seamlessly. Please dial in at least ten minutes prior to the start of the call.  Journalists are invited to listen only.

Webcast and Replay:

Investors, journalists and the general public may access a live webcast of this event at: Q1 2026 Grand Canyon Education Inc. Earnings Conference Call. A webcast replay will be available approximately two hours following the conclusion of the call at the same link.

About Grand Canyon Education, Inc.

Grand Canyon Education, Inc. (“GCE”), incorporated in 2008, is a publicly traded education services company that currently provides services to 20 university partners. GCE is uniquely positioned in the education services industry in that its leadership has over 30 years of proven expertise in providing a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE provides services that support students, faculty and staff of partner institutions such as marketing, strategic enrollment management, counseling services, financial services, technology, technical support, compliance, human resources, classroom operations, content development, faculty recruitment and training, among others. For more information about GCE visit the Company's website at www.gce.com.

Grand Canyon Education, Inc., 2600 W. Camelback Road, Phoenix, AZ 85017, www.gce.com.

###

Grand Canyon Education, Inc. Reports First Quarter 2026 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
(In thousands, except per share data)
Service revenue	$308,760	$289,310
Costs and expenses:
Technology and academic services	45,030	41,664
Counseling services and support	91,857	86,822
Marketing and communication	63,987	60,330
General and administrative	10,319	10,366
Amortization of intangible assets	2,105	2,105
Total costs and expenses	213,298	201,287
Operating income	95,462	88,023
Investment interest and other	3,021	3,381
Income before income taxes	98,483	91,404
Income tax expense	23,135	19,786
Net income	$75,348	$71,618
Earnings per share:
Basic income per share	$2.82	$2.53
Diluted income per share	$2.80	$2.52
Basic weighted average shares outstanding	26,744	28,277
Diluted weighted average shares outstanding	26,869	28,469

Grand Canyon Education, Inc. Reports First Quarter 2026 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

	As of March 31,	As of December 31,
(In thousands, except par value)	2026	2025
ASSETS:	(Unaudited)
Current assets
Cash and cash equivalents	$96,145	$111,762
Investments	155,555	188,317
Accounts receivable, net	113,251	84,278
Income taxes receivable	231	2,392
Other current assets	14,793	13,430
Total current assets	379,975	400,179
Property and equipment, net	179,656	178,957
Right-of-use assets	93,495	96,571
Amortizable intangible assets, net	149,438	151,543
Goodwill	160,766	160,766
Other assets	4,564	4,289
Total assets	$967,894	$992,305
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$29,258	$24,347
Accrued compensation and benefits	25,574	35,199
Accrued liabilities	37,873	32,283
Income taxes payable	20,792	3,355
Deferred revenue	9,868	—
Current portion of lease liability	15,054	14,568
Total current liabilities	138,419	109,752
Deferred income taxes, noncurrent	42,775	41,426
Other long-term liabilities	1,384	1,439
Lease liability, less current portion	89,126	92,755
Total liabilities	271,704	245,372
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 54,263 and 54,178 shares issued and 26,705 and 27,393 shares outstanding at March 31, 2026 and December 31, 2025, respectively	543	542
Treasury stock, at cost, 27,558 and 26,785 shares of common stock at March 31, 2026 and December 31, 2025, respectively	(2,420,603)	(2,291,610)
Additional paid-in capital	353,971	350,374
Accumulated other comprehensive (loss) gain	(185)	511
Retained earnings	2,762,464	2,687,116
Total stockholders’ equity	696,190	746,933
Total liabilities and stockholders’ equity	$967,894	$992,305

Grand Canyon Education, Inc. Reports First Quarter 2026 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2026	2025

Cash flows provided by operating activities:
Net income	$75,348	$71,618
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	3,598	3,630
Depreciation and amortization	8,343	7,451
Amortization of intangible assets	2,105	2,105
Deferred income taxes	1,566	2,446
Other, including fixed asset disposals	(232)	(207)
Changes in assets and liabilities:
Accounts receivable	(28,973)	(32,748)
Other assets	(1,791)	(4,449)
Right-of-use assets and lease liabilities	(67)	278
Accounts payable	4,022	(2,023)
Accrued liabilities	(5,177)	(5,558)
Income taxes receivable/payable	19,598	16,007
Deferred revenue	9,868	9,081
Net cash provided by operating activities	88,208	67,631
Cash flows provided by (used in) investing activities:
Capital expenditures	(8,129)	(8,948)
Additions of amortizable content	(15)	(20)
Purchase of equity investment	—	(1,000)
Loss on equity investment	100	—
Purchases of investments	(23,512)	(159,920)
Proceeds from sale or maturity of investments	55,637	—
Net cash provided by (used in) investing activities	24,081	(169,888)
Cash flows used in financing activities:
Repurchase of common shares and shares withheld in lieu of income taxes	(127,906)	(77,857)
Net cash used in financing activities	(127,906)	(77,857)
Net decrease in cash and cash equivalents and restricted cash	(15,617)	(180,114)
Cash and cash equivalents and restricted cash, beginning of period	111,762	324,623
Cash and cash equivalents and restricted cash, end of period	$96,145	$144,509
Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for income taxes	$370	$333
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$1,724	$444
Excise tax on treasury stock repurchases	$1,087	$533

Grand Canyon Education, Inc. Reports First Quarter 2026 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA  (Non-GAAP Financial Measure)

Adjusted EBITDA is defined as net income plus interest expense, less interest income and other gain (loss) recognized on investments, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) contributions to private Arizona school tuition organizations in lieu of the payment of state income taxes; (ii) share-based compensation; and (iii) unusual charges or gains, such as litigation and regulatory costs, impairment charges and asset write-offs, severance costs, and exit or lease termination costs. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period and does not consider the items for which we make adjustments (as listed above) to be reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool in that, among other things, it does not reflect:

●	cash expenditures for capital expenditures or contractual commitments;
●	changes in, or cash requirements for, our working capital requirements;
●	interest expense, or the cash required to replace assets that are being depreciated or amortized; and
●	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA as a supplemental performance measure.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended
	March 31,
	2026	2025

	(Unaudited, in thousands)
Net income	$75,348	$71,618
Less: investment interest and other	(3,021)	(3,381)
Plus: income tax expense	23,135	19,786
Plus: amortization of intangible assets	2,105	2,105
Plus: depreciation and amortization	8,343	7,451
EBITDA	105,910	97,579
Plus: share-based compensation	3,598	3,630
Plus: litigation and regulatory costs	1,167	743
Plus: loss on fixed asset disposal	11	16
Adjusted EBITDA	$110,686	$101,968

Non-GAAP Net Income and Non-GAAP Diluted Income Per Share

The Company believes the presentation of non-GAAP net income and non-GAAP diluted income per share information that excludes amortization of intangible assets and loss on disposal of fixed assets allows investors to develop a more meaningful understanding of the Company’s performance over time. Accordingly, for the three months ended March 31, 2026 and 2025, the table below provides reconciliations of these non-GAAP items to GAAP net income and GAAP diluted income per share, respectively:

	Three Months Ended
	March 31,
	2026	2025

	(Unaudited, in thousands except per share data)
GAAP Net income	$75,348	$71,618
Plus: Amortization of intangible assets	2,105	2,105
Plus: Loss on disposal of fixed assets	11	16
Less: Income tax effects of adjustments (1)	(497)	(459)
As Adjusted, Non-GAAP Net income	$76,967	$73,280

GAAP Diluted income per share	$2.80	$2.52
Plus: Amortization of intangible assets (2)	0.06	0.05
Plus: Loss on disposal of fixed assets (3)	0.00	0.00
As Adjusted, Non-GAAP Diluted income per share	$2.86	$2.57

(1)	The income tax effects of adjustments are based on the effective income tax rate applicable to adjusted (non-GAAP) results.
(2)	The amortization of acquired intangible assets per diluted share is net of an income tax benefit of $0.02 for both of the three months ended March 31, 2026 and 2025.
(3)	The loss on disposal of fixed assets per diluted share is net of an income tax benefit of nil for both of the three months ended March 31, 2026 and 2025.